 Exhibit 99.1

ENSERVCO Schedules Fourth Quarter and Year-End

Earnings Release and Conference Call

DENVER, CO – March 13, 2019 – ENSERVCO Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced it will release its 2018 fourth quarter and year-end financial results after the market closes on Thursday, March 28, 2019.  Following the release, management will host a conference call and webcast to discuss the quarter and subsequent operational developments.

The conference call will begin at 2:30 p.m. Mountain Time (4:30 p.m. Eastern) and will be accessible by dialing 877-407-8031 (201-689-8031 for international callers).  No passcode is necessary.  A telephonic replay will be available through April 7, 2019, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Replay ID #45317.

To listen to the webcast, participants should access the ENSERVCO website, located at www.enservco.com, and link to the “Investors” page at least 10 minutes early to register. Participants can also connect directly to the webcast at http://www.investornetwork.com/event/presentation/45317.  A replay of the webcast will be available for 30 days.

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, and related services.  The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com.

Contact:

Pfeiffer High Investor Relations, Inc.

Jay Pfeiffer

Phone 303-880-9000

Email: jay@pfeifferhigh.com